CONTRACT PACKER AGREEMENT


THIS CONTRACT PACKER AGREEMENT (the "Agreement") made on JULY 24, 2004 between

     SOUTHEAST ATLANTIC BEVERAGE CORPORATION, a corporation incorporated under the laws of the State of Florida, having an office at 6001 Bowdendale Avenue, Jacksonville, Florida 32216 (hereinafter called the "Company"), and Hansen Beverage Company, a corporation incorporated under the laws of the State of Delaware, having an office at 1010 Railroad Street, Corona, California 92882 (hereinafter called the "Customer").

WHEREAS the Customer wishes the Company to produce and bottle flavored or non-flavored, carbonated or non-carbonated beverage products under its trade names or trademarks;

WHEREAS the Company is engaged in the business of bottling beverage products at its place of business in Jacksonville, Florida.

AND WHEREAS the parties hereto are desirous of entering into this Agreement pursuant to which the Company shall bottle the products as hereinafter defined in accordance with specifications to be supplied by the Customer, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and covenants and agreements herein container, the parties agree as follows:

1.      Definitions.

1.1 In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     a. Bottling Facility means the lands, buildings, warehouse, plant equipment and other facilities in 6045 Bowdendale. Avenue, Jacksonville, Florida 32216 leased, or operated by the Company and used for the bottling of beverage products.

     b.   Commencement Date means such date as the parties agree in writing.

     c Finished Case Goods means Products bottled and made ready for delivery pursuant to this Agreement.

     d. Ingredients mean sweeteners, preservative, acidulates, CO?, flavor components, water and all other components that are combined to produce the Products.

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     e.   Packaging Materials means can bodies, can ends, bottles, caps, labels, cartons, and all other components used to package the Products.

     f. Production Run means an order by the Customer for a continuous bottling of a scheduled quantity of each product size, flavor and package.

     h.   Products   means   flavored   and    non-flavored,    carbonated   and
          non-carbonated, beverages sold under the trademark and brand names of the Customer, as specified on Schedule A hereto.

     i. Schedule means any of the schedules designated by letters, e.g., Schedule "A", which are attached to and incorporated herein by reference. The Schedules may be modified from time to time by the mutual written consent of the parties.

     l.   Term means as set forth in section 2.1 hereof.

2.      Term.

2.1 The Term of this Agreement shall be three (3) years commencing on the Commencement Date subject to renewal as herein provided.

2.2 This Agreement shall be automatically extended for additional periods of one (1) year each, unless either party notifies the other in writing at least one hundred eighty (180) days prior to the then last day of the Term that it does not wish to extend this Agreement or unless terminated as provided herein.

3.      Storage.

3.1 Reasonable inventories of Extracts, Packaging Materials and Finished Case Goods shall be held by the Company. The Company agrees to hold Finished Case Goods inventories for not more than five (5) business days after scheduled Production Run and shall have the right to charge the Customer a warehousing fee of $___ per Finished Case Goods per week commencing on the sixth (6) business day after the scheduled Production Run, excluding weekends and holidays.

4.      Packaging Material and Ingredients.

4.1 The Customer shall make available to and order in for the Company prior to the start of any Production Run, all Ingredients and Packaging Materials needed for the bottling of the Products requested for that Production Run and Packaging Materials set forth in Schedule "A".

4.2 The Customer shall maintain ownership of all Ingredients and Packaging Materials set forth in Schedule "A" unless Customer is indebted to Company for materials and/or services provided by Company at which time the Company may take possession of all Ingredients and Packaging Materials held at the Bottling Facility. Upon receipt of debt owed, the Company will then release all Ingredients and Packaging Materials to the Customer.

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4.3  The Company shall supply the Ingredients and Packaging  Materials set forth in Schedule "A" or as mutually agreed to by the Company and the Customer.

5.      Quality Standards and Specifications.

5.1 The Company, shall bottle the Products and store the Ingredients, Packaging Materials and Finished Goods in compliance with the Product Specifications, normal industry standards and all applicable federal, state and local laws and regulations in effect as of the date of this Agreement and as they may exist from time to time. The Company shall maintain pest control and sanitation practices in strict compliance with the federal, state and local laws and regulations in effect as of the date of this Agreement and as they may be amended from time to time.

5.2 The Company represents and warrants that the manufacture, storage and handling of the Finished Goods and the component parts thereof will take place under conditions that conform to the standards of sound storage, handling, mixing, bottling, manufacturing, sanitation and safety practices in the soft drink manufacturing industry.

6.      Maximum Loss Allowance.

6.1 Subject to sections 6.2 and 6.3 herein, in bottling the Products, the Company shall be allowed the percentage loss allowance of ____% for Finished Case Goods, Ingredients, and Packaging Materials.

6.2 If Ingredients of unacceptable quality, based on the Company's standards or any applicable laws and regulations, are received from the customer and rejected by the Company for use during any Production Run, the Company shall notify and report to the Customer quantity of such material and the Customer shall deduct that amount in calculating the Company's maximum Loss Allowance. The Customer is then responsible for all disposing cost of unacceptable materials.

6.3 The Maximum Loss Allowance referred to herein shall not apply to any Production Run which is less than the minimum run and flavor quantity of ______Finished Case Goods rounded to formula yield.

7.      Bottling Schedule.

7.1 On or before the Commencement Date and thereafter the Company and the Customer shall agree upon a production schedule for the Products in terms of quantity, package size and flavor mix.

7.2 The Customer agrees that the Company, in its sole discretion may change the Bottling Schedule upon five (5) business days written notice to the Customer, however, should not delay the production more than fifteen (15) days.

7.3 All Production Runs must conform with the Company's minimum run of _____ cases and minimum flavor of _____ Finished Case Goods, rounded to formula yield unless otherwise agreed to by the Company.

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8.      Pallets.

8.1 The Company will make available to the Customer 48 x 40 four-way hardwood pallets in quantities sufficient to store and ship all Finished Case Goods at a cost of $___ each.

8.2 The Customer shall be allowed to return 48 x 40 four-way hardwood pallets and to receive credit for those returned as long as the Company is satisfied with the condition of such pallet.

9.      Payment of Fees.

9.1 In consideration of the services provided by the Company under this Agreement, the Customer shall pay to the Company the fees set out in Schedule "A".

9.2 Payment of fees shall be due and payable within ten (10) days after submission of an invoice to Customer following Production.

9.3 Confirmation of fees shall be invoiced weekly upon completion of each Production Run.

9.4  The fees referred to herein are  exclusive of all federal,  state and local
     sales,   goods,   and  services  and  similar  taxes  which  shall  be  the
     responsibility of the Customer.

9.5 The Company shall provide to the Customer written notification not less than thirty (30) days of any changes to the fees referred to herein due to direct increase/decrease costs by Company.

10.     Warranties and Representation.

10.1 The Company hereby covenants, represents and warrants to the Customer that:

     (a). It is a corporation duly organized and validly existing under the laws of the State of Florida.

     (b). It has all necessary corporate power, authority and capacity and is properly authorized and licensed to enter into this Agreement and to perform it obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by it.

     (c). The Company acknowledges and agrees that all Products shall be produced, bottled and stored in strict compliance with all applicable federal, state and local laws and regulations, including but not limited to , the Federal Food, Drug and Cosmetic Act of 1938, as amended, in force and as they may be amended from time to time.

     (d). It has and during the term of this Agreement shall maintain all applicable state licenses required.

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CONTRACT PACKER AGREEMENT


10.2 The Customer hereby covenants, represents and warrants to the Company that:

     (a). It is a corporation duly organized and validly existing under the laws of the Delaware.

     (b). It has all necessary corporate power, authority and capacity and is properly authorized and licensed to enter into this Agreement and to perform it's obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by it.

     (c). To the best of the Customer's knowledge, all Product Specification, Ingredients and Packaging Materials supplied by the Customer to the Company, pertaining to the Products, shall comply with all federal, state and local laws and regulations in force, and as they may be amended from time to time, including by not limited to, the Federal Food, Drug and Cosmetic Act of, as amended from time to time.

     (d). It has and during the term of this Agreement shall maintain all applicable state licenses required.

Trademarks and Confidentiality.

11 All trademarks, trade names and all trade secrets, technical know-how, specifications, formulae, standards, procedures, new product ideas, manufacturing processes and the like (the "Proprietary information" owned by Customer shall at all times be and remain the exclusive property of Customer, and this Agreement shall not in any manner constitute a license to company to use the trademarks, trade names or proprietary information of Customer except to the extent required to satisfy its obligations under this agreement.

11.1 At all times during the term of this Agreement and thereafter, both parties agree not to disclose to anyone outside of the Company or the Customer, nor use for any purpose other than in connection with the performance of the services pursuant to the Agreement, or unless prior written consent is obtained,
(a) any confidential information, proprietary information or trade secrets of the Company or the Customer, including, without limitation concepts, Product Specifications, formulas, techniques, methods, systems, designs, pricing, sale projections, production volumes, research, computer programs, development or experimental work, clients, suppliers, companies, and service providers, (b) any information the parties have received from others which they are obligated to treat as confidential or proprietary, or (c) and confidential, or proprietary information which is circulated within the Company or the Customer via its internal mail system or otherwise (collectively, the "Confidential Information"). The obligation not to use or disclose any of the Confidential Information shall not apply to any information that is or becomes public knowledge in the industry, through no fault of the Company or the Customer, and that may be utilized by the public without any direct or indirect obligation to the Company or the Customer; provided, that the termination of the obligation for non-use or non-disclosure by reason of such information becoming public shall be only from the date such information becomes public knowledge.

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11.2    The Customer agrees that all business records and documents, including, but not limited to, notes, manuals, photographs or the like, and any copies thereof, provided to the Customer or kept or made by the Customer relating to the business of the Company shall remain the property of the Company. The Customer agrees that upon termination of this Agreement, the Customer shall immediately cease using and surrender and deliver to the Company all of the property and other materials in its possession, or in the possession of any person or entity under its control, that relate, directly or indirectly, to any Confidential Information or to the business of the Company, including without limitation, all personal notes, drawings, manuals, documents, photographs, videos, and computer disks and software and any copies thereof.

11.3 The Company agrees business records and documents, including, but not limited to, notes, manuals, photographs or the like, and any copies thereof, provided to the Company or kept or made by the Company relating to the business of the Customer shall remain the property of the Customer. The Company agrees that upon termination of this Agreement, the Company shall immediately cease using and surrender and deliver to the Customer all of the property and other materials in its possession, or in the possession of any person or entity under its control, that relate, directly or indirectly, to any Confidential Information or to the business of the Customer, including without limitation, all personal notes, drawings, manuals, documents, photographs, videos, and computer disks and software and any copies thereof.

12.     Indemnification, Damages and Insurance.

12.1 The Company agrees to defend, indemnify and hold the Customer harmless against any and all claims, expenses, losses, causes of action (including, but not limited to, reasonable attorney's fees and court costs), damages or liabilities (collectively, in this paragraph, called "Losses") on account of the death of and/or injury to any person(s) or damage to any property arising out of, due to, or in any way connected with any Finished Case Goods, Ingredients, Packaging Materials or other substances furnished by the Company and/or any act, omission or failure to act by the Company, its employees, agents or representatives which act, omission or failure to act is in violation of the Company's obligations under this Agreement; provided however that in no event shall the Company be liable under this paragraph for Losses resulting from the negligence or willful or reckless misconduct of the Customer or its employees, agents, or representatives.

12.2 The Customer agrees to defend, indemnify and hold the Company harmless against any and all claims, expenses, losses, causes of action (including, but not limited to, reasonable attorney's fees and court costs), damages or liabilities (collectively, in this paragraph, called "Losses") on account of the death of and/or injury to any person(s) or damage to any property arising out of, due to, or in any way connected with any Ingredients, Packaging Materials or other substances furnished by the Customer to the Company and/or any act, omission or failure to act by the Customer, its employees, agents or representatives which act, omission or failure to act is in violation of the Customer's obligations under this Agreement; provided however that in no event shall the Customer be liable under this paragraph for Losses resulting from the negligence or willful or reckless misconduct of the Company or its employees, agents, or representatives.

12.3 Notwithstanding any other term or condition of this Agreement, neither party shall be liable to the other for any indirect, punitive, special or consequential losses or damages arising out of or in connection with this Agreement.

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12.4    Each of the parties  hereto shall  maintain and  keep in full force and effect Comprehensive General Liability Insurance in reference to their respective obligations and liabilities hereunder including coverage for personal injury, product liability and contractual liability insuring it and the other party and their officers, directors and employees in the amount of US $1 million in aggregate. The Company shall additionally maintain and keep in full force and effect insurance sufficient to provide coverage for the Customer's Ingredients, Packaging Materials, Finished Case Goods, and other personal property stored or used at the Bottling Facility; including but not limited to fire and windstorm insurance. It is further stipulated that each party shall furnish the other with evidence of such insurance in the form of a certificate issued by an insurance carrier. These certificates must provide that there shall be no change in the areas of vendor liability or our contractual assumptions or reduction of the above referenced limits or cancellations of the insurance unless 30 days prior written notice of such change is given to the party to whom the certificate is addressed.

13.     Default and Termination.

13.1 In the event that either party hereto fails to comply with any of its obligations hereunder, becomes insolvent or goes into liquidation or has a receiver appointed to any of its assets, then such party shall be in default and upon receipt of written notice from the non-defaulting party, the defaulting party shall have thirty (30) days in which to cure a monetary default or fifteen
(15) days in which to cure a non-monetary default provided, however, that if a party is in default because it becomes insolvent or goes in liquidation or has a Receiver appointed to any of its assets, it shall have ninety (90) days in which to cure. If a default is not timely cured, the non-defaulting party shall have the option to terminate this Agreement effective immediately. The defaulting party shall be fully liable for all monies owed by the defaulting party under this Agreement.

13.2    In  the  event  this  Agreement  is  terminated,   the  Customer  shall
be responsible for payment within fifteen (15) business days to the Company for any inventory of Finished Case Goods, Raw Materials, Ingredients and any other substances which the Customer required the Company to purchase for the production of the Customer's products. The Company shall have the right to take title, possess and sell all or any part of the Finished Case Goods, Raw Materials and Ingredients to offset any monies owed by the Customer after giving fifteen (15) business days notice.

13.3 In the event of a significant change in the Company's' Direct Store Delivery (DSD) business or a change in national level contract packing arrangements, the Company may provide 90 day notice to the Customer of the intent to terminate the contract. The Company may terminate the contract without cause and at no liability to the Company.

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14.     Notice.

14.1 Any notice required or permitted to be given hereunder shall be in writing and may be given by serving personally or mailing the same by registered mail, postage pre-paid, return receipt requested or, by sending the same by telex, facsimile or of the similar form of communication, and such notice shall be sufficiently given by the Customer to the Company, if addressed to:

                                Southeast Atlantic Corporation
                                6001 Bowdendale Avenue
                                Jacksonville, Florida  32216
                                Telephone:  (904) 739-1000
                                Tele-fax:  (904) 737-2880
                                Attn: Steve Landsgaard, Director of Operations Copy To: Chris Paul: President/ COO

and to the Customer, if addressed to:


                                Hansen Beverage Company
                                Attn:  Rodney C. Sacks, Chairman
                                Address:
                                1010 Railroad Street
                                Corona, CA  92882

                                Phone:  (951) 739-6200
                                Fax:     (951) 739-6210


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Any such notice shall be deemed to have been received on the date on which it is delivered if served personally or by telex, facsimile or other similar form of communication or on the fifth (5th) business day following mailing, if sent by registered mail, unless there is an interruption of postal service in which case it shall be deemed to have been received on the fifth (5th) business day following resumption of postage service.

15.     Assignment.

15.1 Neither party shall transfer or assign this Agreement or any interest in this Agreement, either voluntarily or by operation of law or otherwise, without the prior written consent of the other. Any attempted transfer or assignment by a party without prior consent of the other party shall be null and void and shall permit the other party, at its option, to immediately terminate this Agreement.

16.      Force Majeure.

16.1 Failure of either party to perform any of its obligations under this Agreement as a result of reasons beyond its reasonable control, including but not limited to, strikes, labor disputes, suits, fire, acts of God, acts or orders of any government relating to civil disturbances or war, shall not constitute default or breach of this Agreement; provided, however, that if such an event shall prevent the Company from performing hereunder during a period of ninety (90) consecutive days during which all or part of a Production Run is scheduled, the Company or the Customer, at its option, may terminate this Agreement by giving thirty (30) days written notice to the other party.

17.     No Waiver.

17.1 The failure of either party to assert any right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse the subsequent performance or non-performance of any such term or condition by the other party or constitute a waiver of either party's right to demand exact compliance with the terms of this Agreement.

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18.     Independent Contractors.

18.1 The parties hereto acknowledge and confirm that in performing their obligations under this Agreement, each is acting as an independent contractor and they are not and shall not be considered as joint ventures, partners, agents, franchisers/franchisees, or employers/employees of each other and neither shall have the power to bind or obligate the other or contract in the other's name.

19.     Entire Agreement.

19.1 This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior agreements and understanding between them with respect to the subject matter hereof and not representations, inducements, promise or agreement, oral or otherwise, not embodied herein, shall be of any force or effect.

20.     Records.

20.1 The Company agrees to maintain complete records on Products bottled under this Agreement in a form reasonably satisfactory to the Customer.

21.     Applicable Law.

21.1    This agreement shall be governed by the laws of the State of Florida.

21.2 If either party brings suit to enforce any of the terms and conditions of this Agreement, the parties agree that venue shall be the state and federal courts located in Miami-Dade County, Florida. In addition and without limiting the foregoing, the Company may initiate and prosecute any legal proceeding in any state or jurisdiction in which the Customer may be domiciled or does business, or seek enforcement of any judgment o\in any other proper court having jurisdiction in any other state in the United States.

21.3 In the event of any litigation or proceeding arising out of or in connection with this Agreement, the prevailing party, in addition to any other remedy that may be awarded, shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

22.     Survival of Warranties and Indemnifications.

22.1 The warranties, representations, guarantees indemnifications contained herein shall continue in full force and effect notwithstanding any expiration or other termination of the Agreement.

23.     Counterparts.

23.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

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     IN WITNESS  WHEREOF this  Agreement has been executed by the parties hereto as of the date and year first above written.


                                Southeast-Atlantic Beverage Corporation


                                /s/Steve Landsgaard
                                ---------------------------------------
                                Print Name: Steve Landsgaard
                                            ---------------------------
                                Title:Director of Operations
                                      ---------------------------------
                                Date: August 10, 2004
                                      ---------------------------------



                                HANSEN BEVERAGE COMPANY
                                /s/Rodney C. Sacks
                                ---------------------------------------
                                Print Name: Rodney C. Sacks
                                Title:Chairman
                                Date: August 2, 2004

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